PROSPECTUS AND			PRICING SUPPLEMENT NO. 15
PROSPECTUS SUPPLEMENT,		Effective at 9:25 AM ET
each dated September 3, 1996	January 31, 1997
CUSIP: 24422EHL6			Commission File 333-10561
					Filed pursuant to Rule 424(b)(3)


		U.S. $473,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
commencing on March 15, 1997,
and at Maturity

PRINCIPAL AMOUNT:                   $25,000,000

DATE OF ISSUE:				February 5, 1997

MATURITY DATE:				February 5, 1999

INTEREST RATE:				6.125% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			NationsBanc Capital Markets, Inc.
                                    has purchased the Senior Notes as
                                    principal at a price of 99.937% of
                                    the aggregate principal amount of
                                    the Senior Notes.




NatioinsBanc Capital Markets, Inc.
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